UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

Commission File Number: 000-50029

CHINA HEALTH RESOURCE, INC.

(Name of Small Business Issuer in its Charter)

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Delaware	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road

Suining, Sichuan Province, P.R. China

(Address of Principal Executive Offices)

+(86-825) 239-1788

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2008, China Health Resource, Inc. (the “Company”) and Mr. Lei Guo, as a trustee (the “Trustee”), entered into a Contract of Lease of Property (the “Lease Agreement”) for forestry property (the “Leased Property”) of approximately 3,262 acres located in Heiwengtang Valley, Xianping Forestry, Pingwu County, Mianyang City, Sichuan Province, People’s Republic of China (“PRC”). The Trustee, a PRC citizen, holds the Leased Property pursuant to a Property Trust Agreement under Chinese law, dated December 16, 2008 (the “Trust”), the trustor and beneficiary of which is Sichuan Yinfa Resource Development Co., Ltd., a PRC company (“Yinfa Resource”). The Company’s President, Mr. Jiayin Wang, is the controlling shareholder and founder of Yinfa Resource.

The Company will use the Leased Property for commercial planting. The term of the Lease Agreement will begin on December 30, 2008 and will expire on December 30, 2039. The Trustee will deliver the Leased Property to the Company no later than December 30, 2008. The fixed rent under the Lease Agreement is US$5,775,994 for the full lease term, of which US$5,710,994 will be paid on December 30, 2008 by a Convertible Promissory Note (the “Note”), as described below, and the remaining balance through the issuance of 43,000,000 shares of the Company’s Class A Common Stock (the “Common Stock”) to the Trustee. The Note and the Common Stock are being issued in reliance upon an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, in accordance with Regulation S.

The Note will be issued to the Trustee on December 30, 2008, in the principal amount of US$5,710,994, with interest at the rate of four percent (4%) per annum. The outstanding principal amount and accrued interest under the Note are automatically convertible into the Company’s Common Stock in four (4) tranches over a period of two (2) years, at the conversion rate based upon the closing bid price per share for the Class A Common Stock as quoted on the OTC Bulletin Board or, if the Common Stock is listed on a national securities exchange, at the closing price per share, in each case determined five (5) days prior to the conversion date.

The foregoing is intended only as a summary of the terms of the Trust, the Lease Agreement and the Note. Please refer to the Trust, filed as Exhibit 10.1 hereto, the Lease Agreement, filed as Exhibit 10.2 hereto, and a form of the Note, filed as Exhibit 10.3 hereto, for the complete terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is responsive to this Item and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is responsive to this Item and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Property Trust Agreement, between Sichuan Yinfa Resource Development Co., Ltd. and Lei Guo, dated December 16, 2008

10.2	Contract of Lease of Property between Lei Guo, as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and China Health Resource, Inc., dated December 19, 2008

10.3	Form of Convertible Promissory Note between Lei Guo, as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and China Health Resource, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By: /s/ Wang, Jiayin

Wang, Jiayin

President

Dated: December 19, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Property Trust Agreement, between Sichuan Yinfa Resource Development Co., Ltd. and Lei Guo, dated December 16, 2008

10.2	Contract of Lease of Property between Lei Guo, as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and China Health Resource, Inc., dated December 19, 2008

10.3	Form of Convertible Promissory Note between Lei Guo, as Trustee for Sichuan Yinfa Resource Development Co., Ltd., and China Health Resource, Inc.